RESULTS OF SHAREHOLDER MEETING
PHOENIX OPPORTUNITIES TRUST
October 31, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix
Opportunities Trust (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

Number of Eligible Units Voted:

To elect eleven Trustees to serve on the Board of Trustees until the next meeting of shareholders at which Trustees are elected.

				For	 		Against

E. Virgil Conway		121,064,647		625,812
Harry Dalzell-Payne	121,064,647		625,812
Daniel T. Geraci		121,051,683		638,777
Francis E. Jeffries	121,064,647		625,812
Leroy Keith, Jr.		121,064,647		625,812
Marilyn E. LaMarche	121,063,658		626,802
Philip R. McLoughlin.	121,064,647		625,812
Geraldine M. McNamara	121,063,658		626,802
James M. Oates		121,064,647		625,812
Richard E. Segerson	121,064,647		625,812
Ferdinand L. J. Verdonck121,064,647		625,812



To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Trusts.

For			Against	Abstain

120,692,791		177,364	820,305



RESULTS OF SHAREHOLDER MEETING
PHOENIX OPPORTUNITIES TRUST
November 21, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Bond Fund, Phoenix Earnings Driven Growth Fund and Phoenix Growth
Opportunities Fund (each a "Fund"), a series of Phoenix
Opportunities Trust (the "Trust") held on November 21,
2006, shareholders voted on the following proposals:


To approve a proposal to permit Phoenix Investment Counsel, Inc. ("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval.

Number of Eligible Units Voted:




Phoenix Bond Fund		For		Against
				7,684,290	148,429

				Abstain	Broker Non-Votes
				37,867	1,259,749

Phoenix Earnings
Driven Growth Fund	For		Against
				909,781	43,947

				Abstain	Broker Non-Votes
				21,763	496,307

To approve the amendment of fundamental restrictions of the Fund with respect to loans.

Phoenix Bond Fund.	For		Against
				7,734,068	79,671

				Abstain	Broker Non-Votes
				56,846	1,259,749

Phoenix Earnings
Driven Growth Fund	For		Against
				915,784	35,993

				Abstain	Broker Non-Votes
				23,714	496,307

Phoenix Growth
Opportunities Fund	For		Against
				402,298	5,503

				Abstain	Broker Non-Votes
				3,469		139,938

To approve a proposal to reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental.

Phoenix Bond Fund		For		Against
				5,233,743	2,581,524

				Abstain	Broker Non-Votes
				55,319	1,259,749

Phoenix Earnings
Driven Growth Fund	For		Against
				757,016	189,940

				Abstain	Broker Non-Votes
				28,534	496,307
Shareholders did not approve these proposals for the Phoenix
Bond Fund and Phoenix Earnings Driven Growth Fund.